UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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EXXON MOBIL CORPORATION

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The following presentation will be made to EM Singapore employees from time to time. A dialogue about the future of ExxonMobil & SGCX April – May 2021 1 Photo credit: Tan Li Khiam (April 2021)

Important Additional Information Regarding Proxy Solicitation Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039- 2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s 2 website, www.exxonmobil.com/investor.

What we will cover today What the future Who we holds, Q&A are near term focus

Who are we- Our Beliefs 1. Access to energy underpins human comfort, mobility, economic prosperity, social progress 2. Science, engineering and technology is needed to solve the world dual challenge 3. Must uphold the highest standards of integrity in the conduct of our business

We contribute to sustainable development in many ways! United Nations Sustainable Development Goals

Positioning ourselves for a lower carbon energy future

4 Pillars of our Climate Strategy 1. Mitigating emissions in company operations 2. Providing products to help customers reduce their emissions 3. Developing and deploying scalable technology solutions 4. Proactive engaging on climate related policy

Understanding 2 degree C Energy Mix Projections Source: 2021 Investor Day, 8 1. Efficiency needed to offset increase in demand 2. Wind, Solar, Bio-energy demand grows 3. All scenarios show importance of Oil/Gas mix o 4. Actual signposts suggests 2 C pathway very challenging Source: 2021 Energy & Carbon Summary

Oil and Gas investment needed to meet demand Source: 2021 Investor Day, 21

Deploying technology to reduce CO emissions 2 Focus Needed Competitive Advantage

ExxonMobil well positioned to capture value in growing markets Source: 2021 Investor Day, 13

We are a leader in Carbon Capture and Storage Source: 2021 Energy & Carbon Summary. (32) Global CCS Institute Data updated as of April 2020 and based on cumulative anthropogenic carbon dioxide capture volume. Anthropogenic CO2, for the purposes of this calculation, means CO2 that without carbon capture and storage would have been emitted to the atmosphere, including, but not limited to: reservoir CO2 from gas fields; CO2 emitted during production and CO2 emitted during combustion. It does not include natural CO2 produced solely for enhanced oil recovery.

14 Source: 2021 Investor Day, 19

Future of ExxonMobil • We enable sustainable development by providing clean and affordable energy • We deploy science & new technologies to win in the future of energy markets • We deliver on our commitments and uphold the highest integrity in our business

Future of Downstream and Chemicals

Our Downstream and Chemical Strategy Enabling human comfort, mobility, economic prosperity, social progress Leading growth in Lubes and Chemicals Industry-leading Integration Source: 2021 Investor Day, 41-42, 45

Leadership in Chemicals 18 Source: 2021 Investor Day, 43

Leading in Chemicals Sustainability TM TM TM Source: 2021 Investor Day, 19 63 Restricted Distribution

Mobil 1 – A reputation for outstanding performance Mobil in Formula E with Porsche ✓ High performance and low environmental impact ✓ Many of the world’s leading OEMs choose Mobil 1 as the factory fill oil 1978: A Long History of Performance: Mobil 1® in ✓ Synonymous with performance Motorsports and technology ✓ World’s leading synthetic motor oil brand ✓ An innovative technology leader in the automotive category ✓ Engineered beyond industry standards

Downstream and Chemicals: Objectives and targets • We sustain our leadership position in Lubes and Chemicals • We leverage our integration to deliver maximum molecule upgrade • We continue to innovate and develop sustainable solutions

Future of SGCX • We continue to be highly integrated with max upgrade to Lubes and Chemicals • We will develop and grow Our People- our greatest asset to win • We will be the world’s leading refining and petrochemical complex

Dialogue Please post your questions into the ZOOM Q&A box.

(For 2021 Investor Day-sourced material) Source: 2021 Investor Day, 64

(For 2021 Investor Day-sourced material) Source: 2021 Investor Day, 65

(For 2021 Investor Day-sourced material; for footnotes in Slides 9-10) Source: 2021 Investor Day, 66

(For 2021 Investor Day-sourced material) Source: 2021 Investor Day, 67-68

(For 2021 Investor Day (ID)-sourced material) For Slide 12 (ID Slide 13) For Slide 17 (ID Slide 42) For Slide 14 (ID Slide 19) For Slide 18 (ID Slide 43) For Slide 9, 10 (ID Slide 21) For Slide 17 (ID Slide 41) For Slide 17 (ID Slide 45) Source: 2021 Investor Day, 69, 70, 72-73